Exhibit 10.18

Kopin Corporation 2012 Incentive Plan

On February 21, 2012, the Compensation Committee of the Board of Directors approved the adoption of the Company’s 2012 Incentive Plan effective as of January 1, 2012. The Company’s 2012 Incentive Plan acts as an incentive plan for the Company’s fiscal year ending December 29, 2012. Pursuant to this 2012 Incentive Plan, certain officers and employees of the Company are eligible to earn incentive compensation if the Company achieves certain financial milestones (the “Financial Milestones”), based on the 2012 Plan Budget, as adopted by the Company’s Compensation Committee. The purpose of the 2012 Incentive Plan is to further align the interest of management and shareholders by providing employees higher levels of compensation for meeting or exceeding the Financial Milestones. The 2012 Incentive Plan provides a cash bonus if the minimum Financial Milestones are achieved and additional incremental cash bonus amounts for results that exceed the minimum Financial Milestones. The incentive compensation may be earned if the product line a participant works for meets its respective financial milestone even if the other product lines of the Company do not meet their respective financial milestones. Drs. Fan and Choi and Mr. Sneider will earn 50% of their incentive compensation based on the results of the Display product line and 50% upon the results of the III-V product line.

The table below provides the potential range of awards that the Officers may be eligible to earn under the 2012 Incentive Plan. The table does not include amounts that will be paid as part of the Officer’s annual salary, amounts that may be earned under previous equity awards or any additional awards the Compensation Committee may grant.

Officer	Cash Bonus (a)	Cash Bonus Maximum (b)
Dr. Fan	$100,000	$328,000
Mr. Sneider	$30,000	$135,000
Dr. Tsaur	$30,000	$151,000
Dr. Choi	$30,000	$104,000
Mr. Hill	$30,000	$122,000
Mr. Presz	$30,000	$107,000

(a)	Cash bonus if the minimum Financial Milestones are achieved.

(b)	Maximum cash bonus if all Financial Milestones are achieved.